EXHIBIT 99.6


                           UNIVERSAL CARD MASTER TRUST
                                ANNUAL STATEMENT
                                  SERIES 1997-1
                     FOR THE PERIOD ENDING DECEMBER 31, 2000
================================================================================

                        Universal Bank, N.A., Transferor
                     Universal Card Services Corp., Servicer

                           Universal Card Master Trust
                  For the Fiscal Year Ending December 31, 2000

      This Certificate relates to the Fiscal Year ending December 31, 2000.

A.  Information Regarding the Total Trust

     1. Average Yearly Trust Portfolio Yield                              13.91%

          Total Yield Component                                           18.04%

          Net Credit Loss Component                                        4.13%

          Recoveries                                                       0.30%

     2. Principal Purchase Rate                                           14.78%

     3. Principal Payment Rate                                            14.97%

     4. Aggregate Amount of Principal Receivables in the Trust:

          Beginning of Year (01/01/2000)                        $14,807,315,323

          Lump Sum Addition                                                  $0

          End of Year (12/31/2000)                              $13,762,389,393

          Transferor's Interest as of Year-End                   $4,512,389,393

          Aggregate Invested Amount of all Series
          as of Year-End                                         $9,250,000,000

     5. Delinquencies (Aggregate outstanding balances in the Accounts that were delinquent by the time periods listed below as of the close of business of the month preceding the final Distribution Date of the year, as percentage of aggregate Receivables as of the last day of the Fiscal Year):

          Current (as of year end)                              $13,044,096,494

               5-34 days delinquent                                $630,627,791

               35-64 days delinquent                               $201,433,079

               65-94 days delinquent                               $121,278,559

               95-124 days delinquent                               $87,060,678

               125-154 days delinquent                              $83,675,985

               155-184 days delinquent                              $46,926,364


          Current (as of year end)                                        91.76%

               5-34 days delinquent                                        4.44%

               35-64 days delinquent                                       1.42%

               65-94 days delinquent                                       0.85%

               95-124 days delinquent                                      0.61%

               125-154 days delinquent                                     0.59%

               155-184 days delinquent                                     0.33%

               35+ days delinquent                                         3.80%


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                        Universal Bank, N.A., Transferor
                     Universal Card Services Corp., Servicer

                           Universal Card Master Trust
                  For the Fiscal Year Ending December 31, 2000

B1a. Information Regarding Group 1
          (Percentage Basis)

     1. Average Yearly Portfolio Yield                                    13.91%

     2. Average Yearly Weighted Average Certificate Rate                   6.63%

     3. Average Yearly Weighted Average Investor Fee Rates                 1.87%


C1a. Information Regarding Group 1
          (Dollars Basis)

     1. Total YTD Investor Collections                        $7,405,769,089.98

          YTD Principal Collections                           $6,729,272,265.47

          YTD Finance Charge Collections                        $676,496,824.52

     2. YTD Investor Default Amount                             $155,003,396.08

     3. YTD Investor Monthly Interest                           $251,954,440.33

     4. YTD Investor Monthly Fees                                $70,125,000.00


B1b. Information Regarding Group 2
          (Percentage Basis)

     1. Average Yearly Portfolio Yield                                    13.83%

     2. Average Yearly Weighted Average Certificate Rate                   5.99%

     3. Average Yearly Weighted Average Investor Fee Rates                 1.87%


C1b. Information Regarding Group 2
          (Dollars Basis)

     1. Total YTD Investor Collections                        $1,132,860,090.68

          YTD Principal Collections                           $1,031,906,731.09

          YTD Finance Charge Collections                        $100,953,359.59

     2. YTD Investor Default Amount                              $23,139,881.01

     3. YTD Investor Monthly Interest                            $33,745,746.68

     4. YTD Investor Monthly Fees                                $10,518,750.00


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                        Universal Bank, N.A., Transferor

                     Universal Card Services Corp., Servicer

                           Universal Card Master Trust
                  For the Fiscal Year Ending December 31, 2000

B1c. Information Regarding Group 3
          (Percentage Basis)

     1. Average Yearly Portfolio Yield                                    13.91%

     2. Average Yearly Weighted Average Certificate Rate                   6.59%

     3. Average Yearly Weighted Average Investor Fee Rates                 1.87%


C1c. Information Regarding Group 3
          (Dollars Basis)

     1. Total YTD Investor Collections                       $11,371,064,494.96

          YTD Principal Collections                          $10,336,212,887.02

          YTD Finance Charge Collections                      $1,034,851,607.94

     2. YTD Investor Default Amount                             $238,217,616.96

     3. YTD Investor Monthly Interest                           $380,092,695.52

     4. YTD Investor Monthly Fees                               $107,135,416.67


B1d. Information Regarding Group 4
          (Percentage Basis)

     1. Average Yearly Portfolio Yield                                    13.91%

     2. Average Yearly Weighted Average Certificate Rate                   6.65%

     3. Average Yearly Weighted Average Investor Fee Rates                 1.87%


C1d. Information Regarding Group 4
          (Dollars Basis)

     1. Total YTD Investor Collections                          $987,435,878.66

          YTD Principal Collections                             $897,236,302.06

          YTD Finance Charge Collections                         $90,199,576.60

     2. YTD Investor Default Amount                              $20,667,119.48

     3. YTD Investor Monthly Interest                            $33,728,631.71

     4. YTD Investor Monthly Fees                                 $9,350,000.00


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                        Universal Bank, N.A., Transferor
                     Universal Card Services Corp., Servicer

                   Universal Card Master Trust, Series 1997-1
                  For the Fiscal Year Ending December 31, 2000

      This Certificate relates to the Fiscal Year ending December 31, 2000

C2. Information Regarding Series 1997-1

     1. Total YTD Investor Collections                        $1,975,032,197.41

          YTD Principal Collections                           $1,794,472,604.12

          YTD Reallocated Finance Charge Collections            $180,559,593.28

     2. YTD Investor Default Amount                              $41,334,238.96

     3. Investor YTD Interest                                    $67,348,290.83

     4. Investor YTD Servicing Fee                               $18,700,000.00

     5. YTD Excess Finance Charge Collections                    $53,598,482.85

*Finance charges have been reallocated based on sharing mechanics within the Group, this amount also includes investment proceeds due to Series.


C3. Average Yearly Information Regarding Trigger Levels:

     1. Series Adjusted Portfolio Yield                                   13.96%

     2. Base Rate                                                          8.60%

          Coupon Component 6.73%

          Servicing Component                                              1.87%

     3. Excess Spread Percentage                                           5.36%


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                        Universal Bank, N.A., Transferor
                     Universal Card Services Corp., Servicer

                   Universal Card Master Trust, Series 1997-1
                  For the Fiscal Year Ending December 31, 2000

      This Certificate relates to the Fiscal Year ending December 31, 2000

D. Information Regarding Series 1997-1

     1a. Class A Invested Amount as of Year-End                 $850,000,000.00

     1b. Class B Invested Amount as of Year-End                  $80,000,000.00

     1c. CIA Invested Amount as of Year-End                      $70,000,000.00


     2a. Class A YTD Interest                                    $56,965,524.31

     2b. Class B YTD Interest                                     $5,515,572.22

     2c. CIA YTD Interest                                         $4,867,194.31


     3a. Class A YTD Investor Charge-offs                                 $0.00

     3b. Class B YTD Investor Charge-offs                                 $0.00

     3c. CIA YTD Investor Charge-offs                                     $0.00


     4. YTD Required Amount                                               $0.00

     4a. Class A YTD Principal Deposits to PFA                            $0.00

     4b. Class B YTD Principal Deposits to PFA                            $0.00

     4c. CIA YTD Principal Deposits to PFA                                $0.00


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                        Universal Bank, N.A., Transferor
                     Universal Card Services Corp., Servicer

                   Universal Card Master Trust, Series 1997-1
                  For the Fiscal Year Ending December 31, 2000

      This Certificate relates to the Fiscal Year ending December 31, 2000

E. Information Regarding Charge-offs and Distributions to Certificateholders

     1a. The YTD amount of the distribution to Class
         A Certificateholders on the Payment Dates               $56,120,777.77

     1b. The YTD amount of the distribution to Class
         B Certificateholders on the Payment Dates                $5,436,488.89

     1c. The YTD amount of the distribution to CIA
         provider on the Payment Dates                            $4,867,194.31


     2a. The amount of the distribution set forth in
         item 1(a) above with respect to principal
         on the Class A Certificates                                      $0.00

     2b. The amount of the distribution set forth in
         item 1(b) above with respect to principal
         on the Class B Certificates                                      $0.00

     2c. The amount of the distribution set forth in
         item 1(c) above with respect to principal
         on the CIA                                                       $0.00


     3a. The amount of the distribution set forth in
         item 1(a) above with respect of interest on
         the Class A Certificates                                $56,120,777.77

     3b. The amount of the distribution set forth in
         item 1(b) above with respect of interest on
         the Class B Certificates                                 $5,436,488.89

     3c. The amount of the distribution set forth in
         item 1(c) above with respect to interest on
         the CIA                                                  $4,867,194.31


     4a. The amount, if any, by which the
         outstanding principal balance of the Class
         A Certificates exceeds the Class A Invested
         Amount as of the end of the Record Date
         with respect to the Payment Date                                 $0.00

     4b. The amount, if any, by which the
         outstanding principal balance of the Class
         B Certificates exceeds the Class B Invested
         Amount as of the end of the Record Date
         with respect to the Payment Date                                 $0.00

     4c. The amount, if any, by which the
         outstanding principal balance of the CIA
         Invested Amount as of the end of the Record
         Date with respect to the Payment Date                            $0.00


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                        Universal Bank, N.A., Transferor
                     Universal Card Services Corp., Servicer

                   Universal Card Master Trust, Series 1997-1
                  For the Fiscal Year Ending December 31, 2000


                                          Universal Card Services Corp.,

                                          Servicer

                                          By: /s/ Andrew Lubliner
                                             -------------------------
                                          Name:   Andrew Lubliner
                                          Title:  Servicing Officer



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